                                                                    Exhibit 10.3

                         SALARY CONTINUATION AGREEMENT
                         -----------------------------



This agreement entered into the______ day of __________ , _______, between Hooker Furniture Corporation, a domestic Corporation having its principal office in Martinsville, Virginia (hereinafter referred to as "the Company") and ________________ of _________________, ________________, (hereinafter referred to as "the Employee").

Whereas the Employee has rendered the Company valuable service and it is the desire of the Company to have the benefit of his continued loyalty, service and counsel and also to assist him in providing for the contingencies of death and old age dependency, it is hereby agreed:

     1.   Benefits - Total salary continuation benefits as set forth in this
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contract shall be based on annual compensation for the preceding year as described in Schedule A attached and included as part of this contract. Once the Employee attains a level of annual compensation and receives the corresponding salary continuation benefits per Schedule A, the Employee will remain in that total salary continuation bracket until his annual compensation level increases to the next bracket. Once the total salary continuation amount is attained, it may only be increased and not decreased as a result of possible decreases in annual compensation levels.

     2.   Retirement - Should the Employee still be in the employ of the Company
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upon the first day of the month following or coincident with his 60th birthday, he will be fully vested in the retirement benefits under this agreement and upon application for such retirement, the Company will commence to pay him 1/10th of his total salary continuation amount, per Schedule A attached, each year for a period of 10 years. At any time after attaining age 55 and before attaining age 60, the Employee may apply in writing for early retirement. In that event, the annual payment specified above will be reduced by 1/120th for each full month remaining from the date of retirement until the Employee's 60th birthday. In the event of early retirement, the employee may elect to have payments deferred for any length of time until the January following his 65th birthday when payments will automatically begin. In the event that the Employee should die after said payments have commenced, but before expiration of said 10 year period, the unpaid balance of the 10 annual payments will continue to be paid by the Company to those beneficiaries designated in Paragraph 3.

     3.   Death Benefit - Should the Employee die while still in the employee of
          -------------
the Company, the Company will commence to pay 1/10th of the total salary continuation, per Schedule A attached, each year for a continuous period of 10 years as follows: _____________________________. The beneficiaries named hereon may be changed at any time by the Employee, with the agreement of the Company, by written amendment.
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                                                                     Page 2 of 4

     4.   Disability Benefit - In the event of total disability (as defined
          ------------------
below) this contract will continue in effect throughout such period of disability until the Employee's 60th birthday when full benefits or, in the case of early retirement, partial benefits as described in Paragraph 2 above are payable.

     For purposes of this section, the term "disability" means that the Employee is not able to perform with reasonable continuity the substantial and material duties of his own occupation in the usual or customary way due to injury, disease, illness, pregnancy or mental disorder.

     5.   Conditions - (a) The provisions of Paragraph 2 are conditional upon
          ----------
the continuous employment of the Employee by the Company (excluding periods of compulsory military service and subject to the provisions of Paragraph 5 hereof) until the first day of the month following or coincident with the Employee's 60th birthday, or his death, whichever is sooner, and upon the first further condition that, during the 10 year period subsequent to said date, the Employee shall not engage in business activities which are in competition with the Company without first obtaining the written consent of the Company.

          (b) The Company has procured certain life insurance policies on the life of the Employee to aid in meeting his obligations under this agreement. It is understood, however, that such policies held by the Company, and the proceeds therefrom, shall be treated as the general assets of the Company; that it shall in no way represent the vested, secured or preferred interest of the Employee or his beneficiaries under this agreement; and that the Company shall be under no obligation to either procure or continue life insurance in force upon the life of the Employee.

          (c) The Employee hereby agrees that he has answered truthfully and completely, without mental reservation or concealment, any question or request for information by the insurance company in connection with the issuance of insurance policies described in Paragraph 5 (b) above. In the event the Employee fails to do so, or dies by suicide, and the liability of the insurer of such policy is restricted as a result of such failure or suicide, then the Company shall thereby be released from all of its obligations under Paragraph 2 of this Agreement.

     6.   Leave of Absence - The Company may, in its sole discretion, grant the
          ----------------
Employee a leave of absence for a period not to exceed one year, during which time the Employee will be considered to be still in the employ of the Company for the purposes of this Agreement.

     7.   Right to Accelerate Payment of Benefits - The Company hereby reserves
          ---------------------------------------
the right to accelerate the payment of any of those sums specified in Paragraph 1 and 2 thereof without the consent of the Employee, his estate, beneficiaries, or any other person claiming through or under him.

     8.   Assignability - Except to the extent that this provision may be
          -------------
contrary to law, no assignment, pledge or attachment of any of the benefits under this Agreement shall be valid or recognized by the Company.
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                                                                     Page 3 of 4

     9.   Employment or Other Rights - This Agreement creates no rights in the
          --------------------------
Employee to continue in the employ of the Company for any specific length of time, nor does it create any rights in the employ or obligations on the part of the Company, other than those set forth herein.

THIS AGREEMENT is solely between the Company and the Employee. The Employee and his beneficiaries designated under Paragraph 3, shall have recourse only against the Company for enforcement, and it shall be binding upon the beneficiaries, heirs, executors and administrators of the Employee and upon the successors and assigns of the Company.

EXECUTED as of the day and year first above written.



WITNESS:                                   COMPANY BY:

____________________________________       ____________________________________



WITNESS:                                   EMPLOYEE:

____________________________________       ____________________________________
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                                                                     Page 4 of 4

                                  SCHEDULE A
                                  ----------

-----------------------------------------------------------------------
ANNUAL COMPENSATION (1)                 TOTAL SALARY CONTINUATION (2)
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$175,000 AND OVER                                $400,000

 150,000 TO 174,999                               350,000

 125,000 TO 149,999                               300,000

 100,000 TO 124,999                               250,000

  75,000 TO 99,999                                200,000

  50,000 TO 74,999                                150,000

  UNDER $50,000                                   100,000


(1) To be defined for the current year as reported W-2 earnings for the previous December 31st before adjustment for salary deferrals.

(2) Payable in ten (10) equal annual installments beginning on the January 10th following the Employee's retirement or death and annually on January 10 for a period of ten (10) years.